Exhibit 10.6
EMPLOYMENT AGREEMENT ADDENDUM #2

    This Addendum pertains to the Employment Agreement between Jeffrey S. Frichner ("Employee") and Left Behind Games Inc. ("LBG" or the "Company") as President and Secretary. Employee and the Company are sometimes individually referred to herein as a "party" and collectively as the "parties."

    The “Base Salary” as stated in the original agreement, shall be amended to include the following provisions:

a)	After Company achieves Initial Revenues: Salary of One Hundred Fifty Thousand US Dollars ($150,000.00 USD).

b)
After Company achieves $4 million in Annual Revenues: Salary of One Hundred Eighty Thousand US Dollars ($180,000.00 USD), a Twenty-Five Thousand Dollar ($25,000.00) Bonus, and a One Thousand Dollar ($1,000.00) per month Expense Account to be spent at your discretion.

c)
After Company achieves $8 million in Annual Revenues: Salary of Two Hundred Twenty Thousand US Dollars ($220,000.00 USD), a Fifty Thousand Dollar ($50,000.00) Bonus, and a Two Thousand Dollar ($2,000.00) per month Expense Account to be spent at your discretion.

d)
After Company achieves $12 million in Annual Revenues: Salary of Two Hundred Sixty Thousand US Dollars ($260,000.00 USD), a Seventy-Five Thousand Dollar ($75,000.00) Bonus, and a Three Thousand Dollar ($3,000.00) per month Expense Account to be spent at your discretion.

e)
After Company achieves $16 million in Annual Revenues: Salary of Three Hundred Thousand US Dollars ($300,000.00 USD), a One Hundred and Fifty Thousand Dollar ($150,000.00) Bonus, and a Five Thousand Dollar ($5,000.00) per month Expense Account to be spent at your discretion.

By signing below, the parties acknowledge they have read, understand and agree to this terms and conditions of this Addendum.

EMPLOYEE

/s/ Jeffrey S. Frichner	Feb 1, 2005

_______________________	___________
Jeffrey S. Frichner	Date

ACCEPTED:

LEFT BEHIND GAMES INC.
a Delaware corporation

/s/ Troy A. Lyndon	Feb 1, 2005

By:____________________	____________
Troy A. Lyndon, CEO	Date